Exhibit 99.1

Complete Solar is Winning Bidder

In SunPower Chapter 11 Proceedings

Lehi, Utah (September 16, 2024) – Complete Solar Holdings, Inc. d/b/a Complete Solar (“Complete Solar” or the “Company”) (Nasdaq: CSLR), a solar technology, services, and installation company, today announced that SunPower (OTC: SPWRQ) has determined Complete Solar to be the prevailing bidder for the assets of SunPower pursuant to the Asset Purchase Agreement previously filed with the Bankruptcy Court. Accordingly, subject to the Bankruptcy Court’s final approval of the sale at the hearing on September 23, 2024, Complete Solar will acquire the assets of SunPower.

T.J. Rodgers. Complete Solar CEO, said, “Just a week ago, Complete Solar announced it would offer interviews to join the ‘New SunPower,’ officially Complete Solar, the ‘Ark’ in the Noah’s Ark reverse merger by which the 100-person Complete Solar will hire 1,000 people from the current SunPower family of companies into new jobs with fresh stock option grants. Complete Solar will also begin to manage three SunPower business units, while leaving the rest of the company to complete its bankruptcy process.

Rodgers continued, “When I wrote the invitation to interview to all SunPower family company members, I intentionally mentioned that the 1,000 we hired would have to do the work of 2,000 because we would have a Silicon Valley-style startup work ethic. My intent was to reduce the number of applications to ease our interviewing burden – three interviews for each of 1,000 people requires a team of 30 interviewers to perform 100 interviews each. To my surprise 1,925 employees signed up in just a few hours. With 1,000 hand-picked employee-shareholders, we’re going to turn the recent shareholder complaints into at least respect and hopefully praise over the next year.”

About Complete Solar

Complete Solar is a solar company and end-to-end customer offering, which includes financing, project fulfilment and customer service. Complete Solar’s digital platform together with premium solar products enable one-stop service for clean energy needs for customers wishing to make the transition to a more energy-efficient lifestyle. For more information visit https://www.completesolar.com and follow us on LinkedIn.

Forward Looking Statements

This press release may contain certain forward-looking statements within the meaning of the federal securities laws with respect to the referenced transactions. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions, but the absence of these words does not mean that a statement is not a forward-looking statement. Forward-looking statements are forecasts, predictions, projections and other statements about future events that are based on current expectations, hopes, beliefs, intentions, strategies and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release the price of Complete Solar’s securities may be volatile due to a variety of factors, including changes in the applicable competitive or regulatory landscapes, variations in operating performance across competitors, changes in laws and regulations affecting Complete Solar’s business, and changes in the combined capital structure; the ability to implement business plans, forecasts, and the evolution of the markets in which Complete Solar will compete.

Readers should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2024. Such filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Complete Solar assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

For investor inquiries, please contact:

Complete Solar, Inc.

Genevieve Swords

Phone: +1 (801) 477-5847

InvestorRelations@CompleteSolar.com

Source: Complete Solar, Inc.